UNITED STATES

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SCHEDULE 14A

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Securities Exchange Act of 1934

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Insightful Corporation

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Filed by TIBCO Software Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Insightful Corporation

Commission File No.: 000-20992

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations:

Phillip Tree	Matt Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8529	(650) 846-5787
ptree@tibco.com	mlangdon@tibco.com

TIBCO ANNOUNCES AGREEMENT TO ACQUIRE INSIGHTFUL CORPORATION

PALO ALTO, Calif., June 19, 2008 – TIBCO Software Inc. (Nasdaq: TIBX) today announced that it has entered into a definitive agreement to acquire Insightful Corporation (Nasdaq: IFUL), a provider of statistical data analysis and data mining solutions, in a transaction valued at approximately $25 million in which Insightful stockholders will receive cash. Insightful technologies are expected to complement key growth areas within TIBCO’s business optimization portfolio, including TIBCO Spotfire’s Enterprise Analytic Platform.

The transaction is expected to close during TIBCO’s fiscal third quarter. Until the deal closes, each company will continue to operate independently.

More information is available at: www.tibco.com

About TIBCO

TIBCO digitized Wall Street in the ‘80s with its event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in over 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

# # #

TIBCO, The Power of Now, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially. These factors include: the expected closing in TIBCO’s third quarter, the successful consummation of the proposed transaction and TIBCO’s ability to successfully integrate Insightful’s business after the acquisition. In addition, the acquisition may not occur or may not occur in the time currently contemplated if the conditions to the merger are not met. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 2, 2008. TIBCO assumes no obligation to update the forward-looking statements included in this release.

Securities Law Disclosure

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with such proposed merger, Insightful Corporation has agreed to file a proxy statement and other materials with the SEC. The proxy statement will be mailed to the stockholders of Insightful Corporation. We urge investors to read the proxy statement and these other materials carefully when they become available because they will contain important information about Insightful Corporation and the proposed merger. Investors will be able to obtain free copies of the proxy statement and white proxy card (when available) as well as other filed documents containing information about Insightful Corporation at http://www.sec.gov, the SEC’s Web site. Free copies of Insightful Corporation’s SEC filings are also available on the investor relations portion of Insightful Corporation’s web site at www.insightful.com.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insightful Corporation in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Insightful Corporation with the SEC.

Filed by TIBCO Software Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Insightful Corporation

Commission File No.: 000-20992

To all TIBCO Employees,

This morning, TIBCO announced that we have entered into a definitive agreement to acquire Insightful Corporation (NASDAQ: IFUL), a provider of statistics and data mining software.

This is exciting news for employees, customers, partners and shareholders of both companies. We expect the acquisition of Insightful to further strengthen TIBCO’s Predictive Business strategy and expand the capabilities of our unique Business Optimization offering. The addition of statistics and data mining to TIBCO’s already powerful combination of enterprise analytics and real-time event processing will enable powerful, statistically-informed business applications to be embedded directly into business processes. I look forward to adding Insightful’s deep statistical expertise and talent to our growing business optimization portfolio.

We expect this transaction to close in the third quarter of 2008, when more details will be made available. In the meantime, please contact Christopher Ahlberg with any questions.

Sincerely,

Vivek

Securities Law Disclosure

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with such proposed merger, Insightful Corporation has agreed to file a proxy statement and other materials with the SEC. The proxy statement will be mailed to the stockholders of Insightful Corporation. We urge investors to read the proxy statement and these other materials carefully when they become available because they will contain important information about Insightful Corporation and the proposed merger. Investors will be able to obtain free copies of the proxy statement and white proxy card (when available) as well as other filed documents containing information about Insightful Corporation at http://www.sec.gov, the SEC’s Web site. Free copies of Insightful Corporation’s SEC filings and the proxy statement are also available on the investor relations portion of Insightful’s website at www.insightful.com.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insightful Corporation in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Insightful Corporation with the SEC.